Exhibit 99

FOR IMMEDIATE RELEASE

CONTACTS:  Corporate Contact:
           John Carlson, Exec VP & CFO
           480-505-4869


                            Alanco Granted Extension
                          For Continued NASDAQ Listing


(Scottsdale, AZ - June 8, 2010) - Alanco Technologies, Inc., (NASDAQ: ALAN), announced today that it's appeal to the NASDAQ Listing Qualifications Panel for an extension to regain NASDAQ's minimum $1.00 bid price listing requirement has been granted. The Company now has until September 13, 2010 to regain minimum NASDAQ bid price requirements, and is in full compliance with all other NASDAQ listing requirements.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "We are focused on executing the operating plan presented to the NASDAQ Listing Qualifications Panel, through which we believe the Company can achieve minimum bid price compliance within our granted extension period."

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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